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                                                                       EXHIBIT 5



                            THOMPSON HINE & FLORY LLP
                           2000 Courthouse Plaza N.E.
                                  P.O. Box 8801
                              Dayton, OH 45401-8801

                                 March 16, 1998


Omnicare, Inc.
50 East RiverCenter Blvd.
Suite 1530
Covington, KY 41011

Ladies and Gentlemen:

         Reference is made to the offering by certain stockholders of Omnicare, Inc., a Delaware corporation (the "Company"), of up to an aggregate of 268,386 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 being filed under the Securities Act of 1933 (the "Registration Statement"). The Shares are comprised of 154,386 Shares that have been issued to Jacobs Drug, Inc. (the "Issued Shares") and 114,000 Shares that may be issued to Stern Stewart & Co. upon the exercise of warrants (the "Warrant Shares").

         As counsel for the Company, we have examined and are familiar with the Restated Certificate of Incorporation of the Company and various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the foregoing and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  2. The Shares are duly authorized.

                  3. The Issued Shares are, and the Warrant Shares will be when issued in accordance with the warrants, validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. Except as set forth in the preceding sentence, this opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

                                    Very truly yours,

                                    /s/ Thompson Hine & Flory LLP


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